Jenkens & Gilchrist Parker Chapin LLP

                                                              AUSTIN, TEXAS
                                                             (512) 499-3800
                              THE CHRYSLER BUILDING         CHICAGO, ILLINOIS
                               405 LEXINGTON AVENUE          (312) 425-3900
                             NEW YORK, NEW YORK 10174        DALLAS, TEXAS
                                                             (214) 855-4500
                                  (212) 704-6000             HOUSTON, TEXAS
                             FACSIMILE (212) 704-6288        (713) 951-3300
                                                         LOS ANGELES, CALIFORNIA
                                 www.jenkens.com             (310) 820-8800
                                                           PASADENA, CALIFORNIA
                                                             (626) 578-7400
                                                           SAN ANTONIO, TEXAS
                                                             (210) 246-5000
                                                            WASHINGTON, D.C.
                                                             (202) 326-1500

                                 April 22, 2004

Ramp Corporation
33 Maiden Lane
New York, New York 10038

         Re:      Ramp Corporation

Ladies and Gentlemen:

     We have acted as counsel to Ramp Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"), for the registration for resale by the selling stockholders listed therein (the "Selling Stockholders") of: (i) up to 24,146,782 shares of the Company's common stock, par value $.001 per share ("Common Stock"), and (ii) an aggregate of 3,617,964 shares of Common Stock ("Warrant Shares") issuable upon the exercise of warrants issued to certain individuals and entities ("Warrants") with an exercise price of $0.80 cents with respect to 3,179,216 Warrant Shares, $0.60 cents with respect to 407,500 Warrant Shares, and $0.82 cents with respect to 31,248 Warrant Shares (the Warrant Shares and the Common Shares together, the "Shares").

     In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the Company's (i) Restated Certificate of Incorporation,
(ii) Bylaws and (iii) resolutions adopted by the Company's Board of Directors authorizing the issuance of the Common Stock, Warrants and the Shares. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

     Based upon and subject to the foregoing, we are of the opinion that (a) the Common Shares have been validly issued and are fully paid and non-assessable, and (b) the Warrant Shares, upon issuance and payment of the exercise price to the Company in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

                      Jenkens & Gilchrist Parker Chapin LLP


Ramp Corporation
April 22, 2004
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or
Item 509 of Regulation S-K promulgated under the Act.

                                         Very truly yours,


                                     /s/ JENKENS & GILCHRIST PARKER CHAPIN LLP

                                         JENKENS & GILCHRIST PARKER CHAPIN LLP